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                                                                    Exhibit 23.1
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INDEPENDENT AUDITORS' CONSENT
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We consent to the incorporation by reference in this Registration Statement of
Commercial Federal Corporation on Form S-4 of our reports dated August 31, 1994, incorporated by reference in the Annual Report on Form 10-K of Commercial
Federal Corporation for the year ended June 30, 1994 and to the reference to us under the heading "Experts" in the Prospectus/Proxy, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Omaha, Nebraska
June 23, 1995